Exhibit 99.1

Customer Experience (CX) Solutions Provider McorpCX, Inc.

Appoints New Director to its Board

San Francisco, CA, (February 1st, 2017) -- Customer experience solutions and software company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) is pleased to announce the appointment of Graham Clark to its board of directors (the “Board”) in its push to establish McorpCX as an emerging player in Customer Experience (CX) Software.

Mr. Clark has held executive management positions with global IT companies including NIIT Technologies and Mphasis. He is a recognized digital customer experience thought leader in how digital technologies influence and drive ‘Digital Operating Models’ and ‘digital first but not digital only multichannel experiences’. The Board believes his background will provide valuable insights that will assist it in overseeing the Company’s business strategy which includes identifying technology and Customer Experience (CX) software driven opportunities.

Regarding his board appointment Clark said “I am excited to be joining the McorpCX board, and will be focusing my efforts on continuing to grow the company’s footprint with Fortune 100 and 1000 customers, as we deliver best in class Customer Experience (CX) Software-as-a-Service (SaaS) and cloud based solutions to the market. Not dissimilar to companies like Medallia, I think there is big opportunity for McorpCX to leverage the success it’s already had with global brands like lululemon and Microsoft, and it’s consulting platform.”

McorpCX CEO Michael Hinshaw commented “We believe adding experienced directors like Graham to our Board will help guide the Company’s management as we work towards carving out our own niche within the large Global Customer Experience Management (CEM) market, which according to marketsandmarkets is estimated to grow from USD 5.06 Billion in 2016 to USD 13.18 Billion by 2021.”

The Company also announced that Hugh Rogers has given notice to the Board that he has resigned, effective immediately, as a director of the Company. The Company wishes to thank Mr. Rogers for his contribution and wishes him all the best in his future endeavors.

About McorpCX

McorpCX (http://mcorp.cx) is a leading customer experience services company targeting and delivering its consulting and technology solutions into the Global Customer Experience Management (CEM) market estimated by marketsandmarkets to grow from USD 5.06 Billion in 2016 to USD 13.18 Billion by 2021, at a compound annual growth rate of 21.1%. McorpCX customers range from Fortune 100 brands to fast-moving mid-market leaders and other customer-centric companies. McorpCX | Insights, our signature product and approach to quantifying customer experience, is designed to automatically map the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software is designed to deliver actionable data and on-demand “Voice-of-the-Customer” insights that are intended to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Investors: ir@mcorp.cx

Website: http://mcorp.cx

Twitter: @McorpCX (https://twitter.com/mcorpcx)

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations as well as the anticipated growth Global Customer Experience Management (CEM) market. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

SOURCE McorpCX, Inc.